EXHIBIT 10.6


                                  AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT


         Amendment dated December 13, 2004 to Executive Employment Agreement dated April 30, 2001 between Hosting Site Network, Inc., a Delaware corporation (the "Company") and Scott Vicari (the "Executive").

         WHEREAS, the Company and the Executive entered into an Executive Employment Agreement dated April 30, 2001, as amended December 2, 2002 and December 10, 2003 (the "Employment Agreement") pursuant to which 3,000,000 shares of the Company's common stock (the "Shares") were issued to the Executive; and

         WHEREAS, the Shares were issued subject to forfeiture based upon the term of Executive's employment with the Company; and

         WHEREAS, the Company has not commenced material operations and the parties deem it fair to increase the term which Executive must serve to earn the Shares.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Conflict Resolution. In the event of any conflict between the provisions of this Amendment and the provisions of the Employment Agreement the provisions of this Amendment shall control. Except as otherwise provided herein, the provisions of the Employment Agreement shall continue with full force and effect.

         2. Employment. Section 1 of the Employment Agreement is amended to read as follows:

                  "1. Employment. The Company hereby agrees to employ the Executive for a term beginning on the date of this Agreement and ending April 30, 2006 as its President, CEO and Treasurer, and the Executive hereby accepts such employment in accordance with the terms of this Agreement."

         3. Compensation. Section 3 of the Employment Agreement is amended to read as follows:

                           "3.   Compensation.   The  Executive   will  be  paid
compensation during this Agreement as follows:

                  (a) No base salary.

         (b) The Executive will be granted a total of 3,000,000 shares of common stock of the Company. However, if his employment with the Company is terminated prior to December 31, 2005 he forfeits the entire 3,000,000 shares of the Company's common stock. If his employment with the Company is terminated after December 31, 2005 but prior to December 31, 2006 he forfeits 2,000,000 shares of the Company's stock. If his employment with the Company is terminated after December 31, 2006 but prior to December 31, 2007 he forfeits the remaining 1,000,000 shares of the Company's stock."

         4. Execution. This Amendment may be executed in separate counterparts, each of which shall be deemed to be a fully executed original as to all parties that have executed any one or more of those counterparts. The execution of this


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Amendment  and the  transmission  thereof by  facsimile  shall be binding on the party signing and transmitting same by facsimile fully and to the same extent as if a counterpart of this Amendment bearing such party's original signature had been delivered.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                                    HOSTING SITE NETWORK, INC.


                                                    By: /s/ Scott Vicari
                                                        ----------------------
                                                        Name:  Scott Vicari
                                                        Title: President


                                                    /s/ Scott Vicari
                                                    --------------------------
                                                    Scott Vicari


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